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                                                                    Exhibit 10.9

                        PEOPLES TELEPHONE COMPANY, INC.

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                    ----------------------------------------


          THIS AGREEMENT is entered into effective as of the date first set forth in Section 1, below (the "Effective Date") by and between Alan C. McFarland ("Employee") and Peoples Telephone Company, Inc., a New York corporation (the "Company"). The Company and Employee are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

          Employee has been an employee of the Company, and as such, possesses special knowledge, abilities and experience regarding the business of the Company. The Company and Miami Merger Corp., a New York corporation ("MMC"), are parties to an Agreement and Plan of Merger, as amended and restated as of October 22, 1998 (the "Merger Agreement"), whereby MMC shall merge with and into the Company and the Company shall be the surviving corporation in the merger (the "Merger"). Upon the Merger becoming effective, the Company desires to obtain the services of Employee to consult with and perform services for the Company with respect to its businesses, and Employee desires to provide services to the Company upon the terms and conditions set forth in this Agreement.

          In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

          1. Services. The Company hereby engages Employee to render services to the Company as hereinafter provided, and Employee hereby accepts such engagement, for a period commencing on December 30, 1998 and terminating on the twenty-four month anniversary of such date (the "Employment Period"). Employee shall not have any authority to bind or act on behalf of the Company. During the Employment Period, Employee shall render such services to the Company in connection with the Company's business as the Board of Directors of the Company from time to time requests, which services shall be consistent with the special knowledge, abilities and experience regarding the business of the Company possessed by the Employee. During the first three months of the Employment Period the Employee shall be available to perform such services on a full time basis as Employer may request and thereafter on an occasional basis as required. During his employment with the Company and after it has terminated Employee will provide, upon reasonable notice from the Company, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company agrees to reimburse the Employee for any related expenses, including travel expenses. Further, if requested by the Employer, the Employee agrees to cooperate in training any successor to Employee.

          2. Compensation and Reimbursement. In consideration of Employee's services set forth in paragraph 1 above, during the first three months of the Employment Period the Company shall pay Employee at the same rate of Base Salary as the Employee was being paid pursuant to his "Prior Agreement" (as hereinafter defined). Thereafter the Company shall pay to Employee $250.00
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per month for the remainder of the Employment Period. All such sums are herein referred to as "Compensation" and are payable consistent with the Company's payroll practices. The Employee shall be eligible for health insurance and other benefits, except retirement benefits (consistent with applicable law), consistent with the Companies policies as then in effect. The Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          3. Confidential Information. Employee acknowledges that the information, observations and data relating to the business of the Company and its subsidiaries which Employee has obtained as an employee, officer and director of the Company and its subsidiaries or shall obtain during the course of his association with the Company and its subsidiaries and his performance under this Agreement are the property of the Company and its subsidiaries. Employee agrees that he shall not use for his own purposes or disclose to any third party any of the Company's Trade Secrets. Trade Secrets shall include the Company's computer software programs (both custom generated and designed in-house) for monitoring its pay telephone system, its customer lists and customer information relating to payments under and expiration dates of contracts, and any other information maintained by the Company as secret that derives economic value from not being generally known and that would be of economic value if disclosed to a competitor. Employee agrees that, during the term of the Employment Period, he shall not use for his own purposes or disclose to any third party any of the Company's Confidential Information, observations or data without the prior written consent of the Board of Directors of the Company (the "Board"), unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions. Confidential Information shall include rates of commissions, amounts of signing bonuses, rates for local and long distance telephone services, and other data and material maintained as confidential by the Company. Employee shall deliver to the Company at the end of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its subsidiaries which Employee may then possess or have under his control.

          4. Inventions and Patents. Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company and its subsidiaries and which are conceived, developed or made by him at the Company's request during the Employment Period ("Work Product") belong to the Company. Employee shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

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          5.   Non-Competition.
               ---------------

          (a) In consideration of the mutual covenants herein, Employee agrees that during the Employment Period, he shall not participate(i) as an employee the significant duties of whom are with respect to the, or (ii) as owner of any other person, partnership, corporation or company, the primary business of which is providing, coin operated customer owned telephones ("COCOT") or COCOT services and which COCOT business is in competition with the Company in the geographic area in which the Company conducts such business during that time ("the "Territory"). Nothing in this paragraph, however, shall be construed to prevent ownership of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Employee agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

          (b) Employee further agrees that during the Employment Period, he shall not, except on behalf of the Company, solicit customers or prospective customers of the Company, with whom he had material contact, on behalf of the Company during the two years prior to the termination of the Employment Period, for the purposes of providing COCOT or COCOT services.

          (c) During the Employment Period, Employee shall not (i) solicit any employee of the Company or any of its subsidiaries to leave the employ of the Company or (ii) solicit any current supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with them (including, without limitation, making any negative statements or communications about the Company or its subsidiaries).

          (d) The Parties hereto agree that the Company would suffer irreparable harm from a breach by Employee of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by the Employee of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Employment Period by a period equal to the length of the violation of this paragraph 5). Employee agrees that these restrictions are reasonable.

          (e) Employee agrees that the covenants made in paragraphs 5(a) and 5(b) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

          6. Other Remedies. In the event of a breach by the Employee of any provision set forth in paragraph 5 of this Agreement which is not cured by Employee within 30 days after notice to him of such breach (the "Repayment Date"), then, in addition and supplementary to any other rights and remedies provided herein, Employee shall promptly return to the Company the full amount of the Compensation.

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          7.   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Employee and his legal representatives and assigns; provided that in no event shall Employee's obligations to perform future services for the Company be delegated or transferred by Employee without the prior written consent of the Company (which consent may be withheld in its sole discretion). The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

          8. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

          9. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

          10. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenants contained in paragraphs 5(a) or 5(b) hereof are not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

          11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          12. Employee's Representations. Employee represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not

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conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

          13.  Notice.   All notices, requests and other communications to any
party hereunder shall be in writing (including facsimile, telex or similar writing) and shall be given,

          If to the Company, to:
          ----------------------

          Peoples Telephone Company
          c/o Davel Communications Group, Inc.
          1429 Massaro Boulevard
          Tampa, FL 33619
          Attention:  General Counsel
          Facsimile:  (813) 626-9610)

          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL  60601
          Attention:  R. Scott Falk
          Facsimile:  (312) 861-2200


          If to Employee, to:
          ------------------

          Alan C. McFarland
          _____________________
          _____________________
          Facsimile: __________

or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, upon confirmation of receipt, or (b) if given by any other means, when delivered at the address specified in this paragraph.

          14. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit,

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characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          15. Termination Upon Termination of Merger Agreement. This Agreement is being entered into in connection with the Merger Agreement. In the event the Merger agreement is not consummated and the Merger Agreement is terminated, this Agreement shall terminate effective immediately upon the termination of the Merger Agreement and shall be void and unenforceable.

          16. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

          17. Prior Agreement. Upon commencement of the Employment Period, Employee's employment under his current employment agreement with the Company (the "Prior Agreement") shall be deemed to be terminated without Cause (as defined in the Prior Agreement) after a Change in Control (as defined in the Prior Agreement) and, notwithstanding anything to the contrary set forth in the Prior Agreement, the Prior Agreement shall thereafter be of no further force and effect whatsoever other than the obligations and agreements of the Company due as a result of termination without cause after a Change in Control including, without limitation, the obligation to make the payments and provide the benefits due upon a termination without cause after a Change in Control.


          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                       Peoples Telephone Company, Inc.


                                       By: /s/ William A. Baum
                                          --------------------------------

                                       Its: Authorized Signatory
                                            ------------------------------

                                       EMPLOYEE


                                       /s/ Alan C. McFarland
                                       Alan C. McFarland